Exhibit 99.1

Q32 Bio Appoints José Trevejo, M.D., Ph.D., as Chief Medical Officer and Ellie Hershberger, Pharm.D., as Chief Development Officer

— Dr. Trevejo is a physician-scientist and biotechnology executive with over 20 years of experience spanning dermatology and late-stage clinical development —

— Dr. Hershberger is a drug development leader with over 30 years of experience spanning late-stage development operations and regulatory strategy —

WALTHAM, Mass., September 14, 2026 – Q32 Bio Inc. (Nasdaq: QTTB) (“Q32 Bio”), a clinical-stage biotechnology company focused on developing innovative therapies for alopecia areata (“AA”) and other autoimmune and inflammatory diseases, today announced the appointment of José Trevejo, M.D., Ph.D., as Chief Medical Officer and Ellie Hershberger, Pharm.D., as Chief Development Officer.

“José and Ellie join Q32 Bio at a pivotal moment as we transition into a late clinical stage company in line with our preparations to advance bempikibart into a registration-directed program for severe or very severe alopecia areata and continue to evaluate expansion opportunities in additional alopecia areata populations as well as other autoimmune and inflammatory indications,” said Jodie Morrison, Chief Executive Officer of Q32 Bio. “José is a seasoned biotechnology executive and exceptional physician-scientist with over 20 years of leadership experience spanning dermatology, clinical pipeline strategy and late-stage clinical development, and Ellie brings more than 30 years of drug development expertise, with extensive experience overseeing late-stage development operations and regulatory strategy. We are thrilled to welcome José and Ellie to the Q32 Bio team.”

“Bempikibart has shown encouraging results in Part B of the SIGNAL-AA program in alopecia areata, demonstrating meaningful hair regrowth, early signs of durability in the off-drug period and a generally well-tolerated safety profile. Based on the results to date, bempikibart has the potential to address key limitations of currently available therapies for alopecia areata,” said José Trevejo, M.D., Ph.D., Chief Medical Officer of Q32 Bio. “I look forward to working with the team to help make a meaningful difference for patients with alopecia areata and other autoimmune diseases where IL-7 and TSLP signaling play a role.”

“This is an exciting time to join Q32 Bio. I look forward to working with the team as we build on SIGNAL-AA and advance bempikibart into a registration-directed program in alopecia areata in the first half of 2027, and as we expand development into additional populations and indications,” said Ellie Hershberger, Pharm.D., Chief Development Officer of Q32 Bio.

Prior to joining Q32 Bio, Dr. Trevejo served as Chief Medical Officer and Head of Clinical Pipeline Strategy at Enveda Therapeutics, Inc. (“Enveda”), an AI-enabled drug discovery company, where he helped advance multiple clinical-stage candidates, including a Phase 2 candidate for atopic dermatitis. Prior to Enveda, Dr. Trevejo was Chief Medical Officer at Tarsus Pharmaceuticals, where he helped lead the FDA approval and successful launch of XDEMVY®, the first FDA-approved treatment for Demodex blepharitis. Before that, he served as Chief Development Officer at Rocket Pharmaceuticals, a biotechnology company advancing genetic medicines for rare diseases, and Chief Executive Officer and founder of SmartPharm Therapeutics, a non-viral gene therapy company acquired by Sorrento Therapeutics in 2020. Earlier in his career, he held clinical development leadership roles at Cyclerion Therapeutics (spun out of Ironwood Pharmaceuticals), Visterra, Genentech and Vertex Pharmaceuticals. Dr. Trevejo received his M.D. and Ph.D. from the Cornell-Rockefeller-Sloan Kettering Tri-Institutional M.D.-Ph.D. Program and completed his residency and specialty training at Brigham and Women’s Hospital and Beth Israel Deaconess Medical Center, both Harvard Medical School affiliates.

Prior to joining Q32 Bio, Dr. Hershberger served as Chief Development Officer of Adagio Therapeutics, now Invivyd, where she led the development organization and advanced the company’s lead monoclonal antibody candidate from IND-enabling activities through Phase 3 clinical development. As a member of the executive team, she also helped build the development infrastructure to support global approval and contributed to the company’s successful initial public offering, which raised approximately $356 million in gross proceeds. Prior to Adagio, Dr. Hershberger served as Executive Director and Head of Clinical Research at Visterra, where she led clinical development and regulatory strategy for multiple drug candidates. Before that, she held senior clinical development leadership roles at Merck and Cubist Pharmaceuticals, where she led a cross-functional project team responsible for the global development, lifecycle management and commercialization of a lead antibiotic candidate across multiple indications. Earlier in her career, she held clinical development roles at Pfizer and served as Director of the Clinical Research Center and Infectious Disease Laboratory at William Beaumont Hospital. Following the completion of her Pharm.D. degree, Dr. Hershberger completed a Research Fellowship in pharmacokinetics and pharmacodynamics at Wayne State University.

About Q32 Bio

Q32 Bio is a clinical-stage biotechnology company whose science targets potent regulators of the adaptive immune system to re-balance immunity and is focused on developing innovative therapies for alopecia areata and other autoimmune and inflammatory diseases. About 700,000 people in the United States live with alopecia areata1, a disease which has a life-altering impact on patients and limited current treatment options. Q32 Bio is advancing bempikibart (ADX-914), a fully human anti-IL-7Rα antibody that re-regulates adaptive immune function, for the treatment of alopecia areata in an ongoing Phase 2 program. The IL-7 and TSLP pathways have been genetically and biologically implicated in driving several T cell-mediated pathological processes in numerous autoimmune diseases.

For more information, visit www.Q32Bio.com.

1National Alopecia Areata Foundation

Availability of Other Information About Q32 Bio

Investors and others should note that Q32 Bio communicates with its investors and the public using its website www.Q32Bio.com, including, but not limited to, Q32 Bio’s disclosures, investor presentations and FAQs, Securities and Exchange Commission (the “SEC”) filings, press releases, public conference call transcripts and webcast transcripts, as well as on X (formerly Twitter) and LinkedIn. The information that Q32 Bio posts on its website or on X or LinkedIn could be deemed to be material information. As a result, Q32 Bio encourages investors, the media and others interested to review the information that it posts there on a regular basis. The contents of Q32 Bio’s website or social media shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, as amended, and other federal securities laws. Any statements contained herein which do not describe historical facts are forward-looking statements, including, among others, Q32 Bio’s beliefs, observations, expectations and assumptions regarding the topline data from Part B of the SIGNAL-AA Phase 2a clinical trial and the anticipated timing of its data, the safety, tolerability, clinical activity including biomarker data, potential efficacy and potential benefits of bempikibart including plans and expectations for Part B of the SIGNAL-AA Phase 2a clinical trial, Q32 Bio’s expectations surrounding the potential, safety, efficacy, and regulatory and clinical progress of Q32 Bio’s product candidates, including bempikibart, and anticipated milestones, timing of anticipated registrational trials, data readouts and timing, the potential expansion of bempikibart into additional populations and indications, expectations and assumptions regarding the future of its business, future plans and strategies; which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.

Forward-looking statements are based on management’s current beliefs and assumptions, which are subject to risks and uncertainties and are not guarantees of future performance. Such risks and uncertainties include, among others, the risk that additional data, or the results of ongoing data analyses, may not support Q32 Bio’s current beliefs and expectations for bempikibart, including with respect to the durability of clinical responses, the risk that ongoing and future clinical studies might be more costly than expected or might not yield anticipated results, that Q32 Bio may use its capital resources sooner than currently anticipated, Q32 Bio’s expectations regarding the sufficiency of its cash and cash equivalents to provide financial runway and that Q32 Bio may need additional funding to complete clinical studies, which may not be available on favorable terms or at all and such other risks and uncertainties identified in Q32 Bio’s periodic, current and other filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2025 and any subsequent filings with the SEC, which are available at the SEC’s website at www.sec.gov. Any such risks and uncertainties could materially and adversely affect Q32 Bio’s results of operations and its cash flows, which would, in turn, have a significant and adverse impact on Q32 Bio’s stock price. Q32 Bio cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. Q32 Bio disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Contacts:

Investors: Brendan Burns

Senior Director, Investor Relations and Corporate Communications

Q32 Bio

bburns@q32bio.com

Media: David Rosen

Argot Partners

646.461.6387

david.rosen@argotpartners.com